Registration No. 333-48398
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DYCOM INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


          Florida                                                59-1277135
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                            ------------------------
                               First Union Center
                          4440 PGA Boulevard, Suite 500
                        Palm Beach Gardens, Florida 33410
                                 (561) 627-7171
               (Address, including zip code, and telephone number,
            including area code, of Registrant's principal executive
                                    offices)

                            ------------------------
                                 Steven Nielsen
                               First Union Center
                          4440 PGA Boulevard, Suite 500
                        Palm Beach Gardens, Florida 33410
                                 (561) 627-7171
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------
                                   Copies to:
                            Richard B. Vilsoet, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000

                            ------------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

        This registration statement registered on behalf of certain stockholders named therein an aggregate of 1,363,104 shares of Common Stock of the registrant for sale from time to time by such stockholders. The offering has now been terminated. Prior to the termination of the offering, the selling stockholders sold an aggregate of 613,104 shares of Common Stock registered pursuant to this registration statement. The registrant hereby deregisters the 750,000 shares of Common Stock that remain unsold as of the termination of the offering.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida on the 28th day of June, 2001.

                                       DYCOM INDUSTRIES, INC.

                                       By:    /s/ Steven Nielsen
                                          -------------------------------
                                          Steven Nielsen
                                          President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  Name                                    Title                               Date
                  ----                                    -----                               ----


      /s/ Steven Nielsen                    President, Chief Executive Officer          June 28, 2001
-------------------------------------------            and Director
             Steven Nielsen

      /s/ Richard L. Dunn                      Senior Vice President, Chief             June 28, 2001
-------------------------------------------  Financial Officer and Principal
             Richard L. Dunn                        Accounting Officer

                    *                                    Director                       June 28, 2001
-------------------------------------------
           Louis W. Adams, Jr.

                    *                                    Director                       June 28, 2001
-------------------------------------------
            Thomas G. Baxter

                    *                                    Director                       June 28, 2001
-------------------------------------------
            Joseph M. Schell

                    *                                    Director                       June 28, 2001
-------------------------------------------
            Ronald P. Younkin

      /s/ Tony G. Werner                                 Director                       June 28, 2001
-------------------------------------------
             Tony G. Werner


*  By:    /s/ Steven Nielsen
      -------------------------------------
      Steven Nielsen
      Attorney-in-Fact
